Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this  Registration  Statement of Forever Valuable Collectibles, Inc. on Form  S-1,  of our  report  dated June 6, 2008  (included  in  exhibits  to  such  registration   statement)  on  the  financial statements of Forever Valuable Collectibles, Inc. as of March 31, 2008 and December 31, 2007 and for the three months ended March 31, 2008, from November 29, 2007 (inception) through December 31, 2007 and from November 29, 2007 (inception) through March 31, 2008. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
August 11, 2008